SUPPLEMENT TO
AMENDED AND RESTATED INVESTMENT ADVISORY CONTRACT
PIMCO Variable Insurance Trust
840 Newport Center Drive
Newport Beach, California 92660
February 28, 2011
Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660
RE:	PIMCO Global Advantage Strategy Bond Portfolio and PIMCO Unconstrained
Bond Portfolio (the "Portfolios")
Dear Sirs:

This will confirm the agreement between the undersigned (the "Trust") and Pacific Investment Management Company LLC (the "Adviser") as follows:
1.	This Trust is an open-end investment company organized as a Delaware statutory trust, and consisting of such investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest of the Trust is offered to investors with respect to each investment portfolio. The Portfolios are each a separate investment portfolio of the Trust.
2.	The Trust and the Adviser have entered into an Amended and Restated
Investment Advisory Contract ("Contract") dated February 23, 2009 pursuant to which the Trust has employed the Adviser to provide investment advisory and other services specified in the Contract, and the Adviser has accepted such employment. As provided in the Contract, the parties may amend the Contract to add additional series of the Trust, under the same terms and conditions as set forth in the Contract, and at fee rates set forth in Exhibit A to the
Contract, as may be amended from time to time.
3.	The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to add the Portfolios to Exhibit A and make certain other changes to Exhibit A. The current Exhibit A is replaced with the new Exhibit A attached hereto.
4.	This Supplement and the Contract shall become effective with respect to the Portfolios on February 28, 2011 and shall continue in effect with respect to each Portfolio for a period of more than two years from that date only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Portfolio or by the Trust's Board of Trustees and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust's trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) of any such party. This Contract may be terminated with respect to a Portfolio at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities
(as defined in the 1940 Act) of a Portfolio or by a vote of a majority of the Trust's entire Board of Trustees, on 60 days' written notice to the Adviser or by the Adviser on 60 days' written notice to the Trust. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940
Act).

If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                  Very truly yours,

                                PIMCO VARIABLE INSURANCE TRUST
                                     By: /s/ Brent R. Harris
                                      Title: President
ACCEPTED:
PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
By: /s/ Brent R. Harris
Title: Managing Director


PIMCO FUNDS, on behalf of its series Private Account Portfolio Series - PIMCO Short-Term Floating NAV Portfolio

By: /s/ Henrik Larsen
Title:	Vice President


Investment Advisory Contract
EXHIBIT A
(as of February 28, 2011)

PIMCO Variable Insurance Trust
________________________________________

Portfolio	Investment Advisory Fee#
All Asset Portfolio	                        0.175%
All Asset All Authority Portfolio	         0.20%
CommodityRealReturn Strategy Portfolio	         0.49%
Diversified Income Portfolio	                 0.45%
Emerging Markets Bond Portfolio	                 0.45%
Foreign Bond Portfolio (Unhedged)	         0.25%
Foreign Bond Portfolio (U.S. Dollar-Hedged)	 0.25%
Global Advantage Strategy Bond Portfolio	 0.40%
Global Bond Portfolio (Unhedged)	         0.25%
Global Multi-Asset Portfolio	                 0.90%
High Yield Portfolio	                         0.25%
Long-Term U.S. Government Portfolio	        0.225%
Low Duration Portfolio                        	 0.25%
Money Market Portfolio	                         0.12%
Real Return Portfolio	                         0.25%
Short-Term Portfolio	                         0.25%
Total Return Portfolio	                         0.25%
Unconstrained Bond Portfolio	                 0.60%

# 	Each Portfolio may invest in shares of PIMCO Funds: Private Account
Portfolio Series - PIMCO Short-Term Floating NAV Portfolio, a series of PIMCO Funds ("PAPS Short-Term Floating NAV Portfolio"). PAPS Short-Term Floating NAV Portfolio is offered only to series of the Trust (each an "Investing Fund") or other series of registered investment companies for which PIMCO serves as investment adviser. PAPS Short-Term Floating NAV Portfolio does not pay an investment advisory fee to PIMCO. By investing in the PAPS Short-Term Floating NAV Portfolio, each Investing Fund agrees that 0.01% of the fee that each Investing Fund is currently obligated to pay PIMCO as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to PAPS Short-Term Floating NAV Portfolio under its investment advisory contract with PIMCO.